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                                                                    EXHIBIT 10.7

                           CALIPER LIFE SCIENCES, INC.
                           1999 EQUITY INCENTIVE PLAN

                      RESTRICTED STOCK UNIT AWARD AGREEMENT

      Pursuant to the Restricted Stock Unit Grant ("CERTIFICATE") on the SmithBarney Citigroup website and this Restricted Stock Unit Award Agreement ("AGREEMENT") (collectively, the "AWARD"), Caliper Life Sciences, Inc. (the "COMPANY") has awarded you a right to receive a delayed issuance stock bonus (a "RESTRICTED STOCK UNIT") pursuant to Article 7 of the Company's 1999 Equity Incentive Plan (the "PLAN") for the number of Restricted Stock Units as indicated in the Certificate. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan. Subject to adjustment and the terms and conditions as provided herein and in the Plan, each Restricted Stock Unit shall represent the right to receive a stock bonus of one (1) share of Common Stock.

      The details of your Award, in addition to those set forth in the Certificate, are as follows:

      1. NUMBER OF RESTRICTED STOCK UNITS AND SHARES OF COMMON STOCK. The number of Restricted Stock Units in your Award is set forth in the Certificate.

            (a) The number of Restricted Stock Units subject to your Award and/or the number of shares of Common Stock deliverable with respect to such Restricted Stock Units may be adjusted from time to time for capitalization adjustments as described in Article 11 of the Plan. You will receive no benefit or adjustment to your Award with respect to any cash dividend or other distribution that does not result in a capitalization adjustment pursuant to
Section 11(a) of the Plan; provided, however, that this sentence shall not apply with respect to any shares of Company Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.

            (b) Any additional Restricted Stock Units, shares of Common Stock, cash or other property that becomes subject to the Award pursuant to this
Section 1 shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability and time and manner of delivery as apply to the other Restricted Stock Units and Common Stock covered by your Award.

            (c) Notwithstanding the provisions of this Section 1, no fractional Restricted Stock Units or rights for fractional shares of Common Stock shall be created pursuant to this Section 1. The Board shall, in its discretion, determine an equivalent benefit for any fractional Restricted Stock Units or fractional shares that might be created by the adjustments referred to in this
Section 1.

      2. VESTING. The Restricted Stock Units shall vest, if at all, as provided in the Certificate and the Plan.

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      3. DELIVERY OF SHARES OF COMMON STOCK.

            (a) Subject to the provisions of this Agreement and the Plan, in the event one or more Restricted Stock Units vests, the Company shall deliver to you one (1) share of Common Stock for each Restricted Stock Unit that vests. The delivery to you of the appropriate number of shares of Common Stock shall be made as soon as practical after the applicable vesting date. The form of such delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

            (b) Notwithstanding the provisions of Section 3(a), if delivery of shares of Common Stock would occur at a time at which you would not be permitted to sell such shares of Common Stock under a Company policy governing trading by Company officers, directors and/or employees (a "TRADING POLICY"), such delivery of Common Stock shall be deferred until the first date upon which such shares of Common Stock may be sold not in violation of any Trading Policy.

            (c) Notwithstanding the provisions of this Section 3, the Company may, at any time in its sole discretion, issue to you the Common Stock that would be delivered to you upon the vesting of a Restricted Stock Unit. In addition, if the Company elects to deliver to you Common Stock prior to the date the applicable Restricted Stock Unit would vest, the Company may impose on the Common Stock so delivered such vesting or other forfeiture provisions not inconsistent with the Plan that are reasonably equivalent to the vesting provisions to which the Restricted Stock Unit was subject. In the event that any Common Stock would be subject to vesting or other forfeiture provisions, you agree to execute such documentation as may be reasonable required by the Company to effectuate such delivery and the associated vesting or forfeiture provisions.

      4. PAYMENT BY YOU. This Award was granted in consideration of your past services to the Company. Subject to Section 10 below, except as otherwise provided in the Certificate, you will not be required to make any payment to the Company (other than your past and future services with the Company) with respect to your receipt of the Award, vesting of the Restricted Stock Units or the delivery of the shares of Common Stock underlying the Restricted Stock Units.

      5. SECURITIES LAW COMPLIANCE. You may not be issued any Common Stock under your Award unless the shares of Common Stock are either (i) then registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.

      6. RESTRICTIVE LEGENDS. The Common Stock issued under your Award shall be endorsed with appropriate legends, if any, determined by the Company.

      7. TRANSFER RESTRICTIONS. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of the shares in

                                       2.
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respect of your Award. For example, you may not use shares that may be issued in respect of your Restricted Stock Units as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares. This restriction on transfer will lapse upon delivery to you of shares in respect of your vested Restricted Stock Units. Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Common Stock pursuant to this Agreement.

      8. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or an Affiliate thereof, or on the part of the Company or an Affiliate thereof to continue such service. In addition, nothing in your Award shall obligate the Company or an Affiliate thereof, their respective stockholders, boards of directors or employees to continue any relationship that you might have as an Employee or Consultant of the Company or an Affiliate thereof.

      9. UNSECURED OBLIGATION. Your Award is unfunded, and even as to any Restricted Stock Units which vest, you shall be considered an unsecured creditor of the Company with respect to the Company's obligation, if any, to issue Common Stock pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the Common Stock acquired pursuant to this Agreement until such Common Stock is issued to you pursuant to
Section 2 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company with respect to the Common Stock so issued. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

      10. WITHHOLDING OBLIGATIONS.

            (a) On or before the time you receive a distribution of Common Stock pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from, at the Company's election, the Common Stock issuable to you, payroll and any other amounts payable to you and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate thereof which arise in connection with your Award.

            (b) Unless the tax withholding obligations of the Company and/or any Affiliate thereof are satisfied, the Company shall have no obligation to deliver to you any Common Stock.

            (c) In the event the Company's obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company's withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

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      11. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

      12. HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

      13. AMENDMENT. This Agreement may be amended only by a writing executed by the Company and you which specifically states that it is amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended solely by the Company by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Company reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

      14. MISCELLANEOUS.

            (a) The rights and obligations of the Company with respect to your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns.

            (b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

            (c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

            (d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

            (e) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

      15. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be

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promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control; provided, however, that Section 3 of this Agreement shall govern the timing of any distribution of Common Stock under your Award. The Board shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board shall be final and binding upon you, the Company, and all other interested persons. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

      16. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Subsidiary.

      17. CHOICE OF LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of California without regard to such state's conflicts of laws rules.

      18. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

                                    * * * * *

      This Restricted Stock Unit Award Agreement shall be deemed to be signed by the Company and the Participant upon the electronic acceptance by the Participant of the Restricted Stock Unit Certificate to which it is attached.

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